Exhibit 4.2
ABVANCED BIO/CHEM, INC.
2004 STOCK OPTION PLAN
1.    Generally.

A.    Purpose of the Plan. This 2004 Stock Option Plan (the "Plan") is intended to further the interests of Advanced Bio/Chem, Inc., a Nevada corporation (collectively with its subsidiaries, if any, the "Company"), and the Company's stockholders, by providing long-term performance incentives to those persons who are largely responsible for the management and growth of the business of the Company through granting equity incentives to Employees, Outside Directors, and Consultants. To that end, the Company may, from time to time, award to Employees, Outside Directors or Consultants selected in the manner provided below, one or more Incentive Stock Options, Non-Qualified Options, Stock Appreciation Rights ("SARs"), or Shares of Restricted Stock subject to the conditions hereinafter set forth.

     B.    Definitions. When used herein, the following terms shall have the meanings set forth below:

"Award" means a grant of one or more Options, SARs, or Shares of Restricted Stock.

"Award Agreement" means an agreement, in such form as may from time to time be hereafter approved by the Committee, that sets forth the terms and conditions of an Award, and which shall be duly executed by the Company and the recipient of the Award.

"Base Value" means the initial value of Shares covered by an SAR as of the date the SAR is granted as determined pursuant to Section 15.A. of this Plan.

"Board" means the Board of Directors of the Company.

"Cause" shall mean fraud, embezzlement, commission of a crime punishable by imprisonment, gross negligence, willful failure or refusal to perform the duties of the position (other than due to death or disability), gross misconduct in the course of employment, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or other cause as defined in or agreed to in any written contractual agreement between the Company and such optionee, as determined by the Committee in its sole and absolute discretion.
"Change in Control" means: (a) the first purchase of Shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Shares or any securities convertible into Shares; (b) the receipt by the Company of a Schedule 13D, Schedule 13G, or other advice indicating that a person has acquired Shares that, when added to all previously owned Shares, amount to an interest of fifty percent (50%) or more of the Company's Shares or is the "beneficial owner" (as that term is defined in Rule 13D-3 under the Exchange Act) of twenty percent (20%) or more of the Company's Shares calculated as provided in paragraph (d) of said Rule 13d-3; (c) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which Shares will be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Shares immediately prior to the merger will have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (d) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (e) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; (f) the closing date of the acquisition by any entity or person that results in the then existing stockholders of the Company immediately prior to such acquisition no longer owning greater than fifty percent (50%) of the outstanding Voting Shares; (g) the effective date of a merger, sale or consolidation of the Company with one (1) or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately prior to such merger or consolidation own less than fifty percent (50%) of the voting stock of the surviving or resulting corporation; or (h) the issuance of Shares of the Company to the public pursuant to a registration statement for the initial public offering of Shares under applicable federal securities law.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee appointed by the Board in accordance with Section 2.A. of this Plan, if one is appointed, or if no Committee is appointed, the Board.

“Common Stock” means the shares of common stock, par value $.0001 per share, of the Company.

"Company" means Advanced Bio/Chem, Inc., a Nevada corporation, collectively with its Subsidiaries, if any, consistent with the context.

"Consultant" means any person not treated as an Employee or an Outside Director who has been engaged by the Company to render services to the Company, including, but not limited to, members of a Board of Advisors to the Company, if any.

"Disability" means a condition that results in the person being permanently and totally disabled within the meaning of Code Section 22(e)(3).

"discretion" means in the sole and absolute discretion of the specified person or entity.

"Employee" means any employee of the Company, including any individual employed by the Company who is also a member of the Board.

"Family Member" means such specified person's spouse, ancestors, and lineal descendants. In addition, a family member shall be deemed to include a corporation, partnership, limited liability company, or trust whose only stockholders, partners, members, or beneficiaries are the specified person and/or the specified person's spouse, ancestors and lineal descendants.

"Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

"Non-Qualified Option" means an Option that is not intended to qualify as an Incentive Stock Option.

"Option" means an option to purchase Shares granted pursuant to this Plan.

"Option Price" means the price, as determined pursuant to Section 7 of this Plan, at which a Share may be purchased upon exercise of an Option.

"Outside Director" means a member of the Board who is not also an Employee.

"Plan" means this 2004 Stock Option Plan.

"Reload Option" means an additional Non-Qualified Option granted pursuant to Section 9.H. of this Plan.

"Restricted Stock" means an Award of Shares subject to such restrictions, conditions, and other terms as the Committee may determine in its discretion, and as set forth in Section 16 of this Plan.

"Share" means a share of Common Stock of the Company.

"Stock Appreciation Right" or "SAR" means an Award that entitles the recipient, pursuant to the terms of Section 15 of this Plan, to receive cash or Shares, or a combination thereof, in an amount equal to the excess of the value of Shares covered by the SAR on the date the SAR is exercised over the Base Value of the Shares as of the date the SAR is granted.

"Stock Restriction Agreement" means any stock restriction, close corporation or other agreement relating to ownership of Shares.

"Subsidiary and Subsidiaries" has the same meaning as the term "subsidiary corporation" as set forth in Code Section 424.

"Ten Percent Attribution Stockholder" means an Employee who at the time an Option is granted owns, directly and through attribution under Code Section 424(d), Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary corporation, as defined in Code Section 424.

"Voting Shares" means Shares of the Company entitled to vote for the election of directors of the Company.

2.    Administration of the Plan.

A.    Generally. This Plan shall be administered by the Board with the assistance, if requested by the Board of the Compensation Committee composed of not fewer than three (3) members of the Board who shall be designated by, and serve at the pleasure of, the Board. At a time when any class of equity securities of the Company is required to be registered under the Securities Exchange Act of 1934, the Plan will be administered solely by a Committee, the members of which each qualify as "non-employee directors" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or such directors as required by any successor rule of the Securities and Exchange Commission), and "outside directors" pursuant to Treasury Regulations promulgated under Code Section 162(m). The majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. As used in this Plan, references to the Committee shall mean either the Committee appointed by the Board as provided above or the Board if no Committee has been established.

B.    Authority. Subject to the provisions of this Plan, the Committee with regard to Employees, Consultants, and Outside Directors shall have full and final authority, in its discre-tion: (i) to determine the Employees, Consultants, and Outside Directors to be granted Options, SARs and/or Restricted Stock and, in the case of each Option granted to an Employee, to determine whether the Option shall be an Incentive Stock Option; (ii) to determine the number of Shares subject to or represented by an Award; (iii) to determine the time or times at which Options, SARs and/or Restricted Stock will be granted; (iv) to determine the terms and provisions of each Award granted, which need not be identical to similar Awards granted to other recipients; (v) to amend or cancel Awards under the Plan (subject to Section 17.F. of this Plan); (vi) to accelerate the vesting or exercisability of Awards; (vii) to require the cancellation or surrender of any previously granted Awards under this Plan or any other awards under any other plans of the Company as a condition to the granting of an Award under this Plan; (viii) to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and (ix) to construe and interpret this Plan, the rules and regulations and the instruments evidencing Awards granted under this Plan, and to make all other determinations deemed necessary or advisable for the administration of this Plan and the Awards granted hereunder.

3.    Shares Available for Options.

A.    Maximum Available Shares. Subject to the provisions of Section 17.B. hereof, (i) the aggregate number of Shares reserved for issuance upon the exercise of Options to be granted under this Plan shall be Fifteen Million (15,000,000) Shares of Common Stock and (ii) the maximum number of Shares that any person may receive Options for during any calendar year shall be Three Million (3,000,000) Shares, taking into account for purposes of this Section 3A. any Option previously granted to such person that has been canceled or repriced.

B.    Use of Unissued or Reacquired Shares. The Shares to be delivered upon exercise of Options shall be made available either from authorized but unissued Shares or issued Shares that have been reacquired by the Company, as determined by the Committee in its discretion. Such Shares may or may not contain voting rights.

C.    Shares from Expired, Terminated or Surrendered Options. If an Option granted to an Employee, Consultant, or Outside Director shall expire, terminate, or be surrendered to the Company unexercised as to any Shares covered thereby, such Shares shall thereafter be available for the granting of other Options. If an Option shall be accepted as payment for the exercise of an Option pursuant to terms and conditions determined by the Committee under Section 9.G., any Shares covered thereby shall not thereafter be available for the granting of other Options.

4.    Eligibility and Grant of Options.

A.    Types of Options. Options granted under this Plan may be: (i) Incentive Stock Options; (ii) Non-Qualified Options; or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Option. Any Option that is designated as a Non-Qualified Option shall not be treated by the Company or any Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

B.    Grantees. Incentive Stock Options may be granted only to Employees. Non-Qualified Options may be granted to Employees, Outside Directors and Consultants. Membership on the Board shall not disqualify a person from receiving an option grant under this Plan.

C.    Factors for Determining Awards. Except as stated in the immediately preceding paragraph, in selecting the Employees, Consultants, and Outside Directors to whom Options shall be granted, as well as in determining the number of Shares subject to, and the type and terms and provisions of, each Option, the Committee shall weigh such factors as it shall deem relevant, in its discretion, to accomplish the purposes of this Plan.

5.    Limitations on Number of Options Granted. No Employee may be granted an Incentive Stock Option to the extent that the grant of such Option would exceed the limitation provided under Section 422(d) of the Code or its successor provision.

6.    Term of Options.

A.    Generally. The full term of each Option shall be for such period as the Committee shall determine, but, in the case of Incentive Stock Options, for not more than ten (10) years from the date of grant thereof; provided, however, the Options granted pursuant to Section 6.B. of this Plan shall have a term of five (5) years. Except as otherwise expressly provided by the Committee, the date of grant of an Option shall be the date on which the Committee acts in granting the Option. Each Option shall be subject to earlier termination as provided in this Plan.

B.    Ten Percent Attribution Stockholder. Notwithstanding the foregoing, the full term of each Incentive Stock Option granted a Ten Percent Attribution Stockholder shall not exceed five (5) years from the date of grant thereof.

7.    Option Price.

A.    Generally. The Option Price for Non-Qualified Options shall be determined by the Committee, in its discretion, at the time the Option is granted. The Option Price for Incentive Stock Options shall be determined by the Committee at the time the Option is granted, provided that the Option Price for such Incentive Stock Options shall be not less than one hundred percent (100%) of the fair market value of the Shares subject to the Option at the time the Option is granted. For purposes of this Plan, the "fair market value" of a Share or Shares shall be deemed to be whichever of the following is applicable: (i) the mean of the highest and lowest selling price of Shares on the date immediately preceding the date of grant (or the day the most recent sale occurred prior to such date) on the automated quotation system of the National Association of Securities Dealers, Inc. or any national stock exchange on which the Shares are listed; or (ii) in the event the Shares are not quoted in such auto-mated quotation system or are not listed on any exchange, then the fair market value at the time of the granting an Option shall be determined by the Committee, in its discretion.

B.    Ten Percent Attribution Stockholder. Notwithstanding anything in the foregoing to the contrary, in the event of a grant of an Incentive Stock Option to a Ten Percent Attribution Stockholder, the Option Price to such Ten Percent Attribution Stockholder shall be at least equal to one hundred ten percent (110%) of the fair market value of the Shares at the time of the Incentive Stock Option grant.

8.    Non-Transferability of Options.

A.    Generally. No Option granted under this Plan shall be assignable or transferable, directly or indirectly, by the optionee other than by will or the laws of descent and distribution, and such Option may be exercised during the optionee's lifetime only by the optionee, or in the event of death or Disability, by the optionee's legal representative or personal representative.

B.    Exceptions. Notwithstanding the foregoing, an Option shall be transferable pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act of 1974, unless, in the case of an Incentive Stock Option, such transfer would be deemed to violate the restrictions on transferability contained in Code Section 422(b)(5). Additionally, notwithstanding the foregoing, a Non-Qualified Option, if approved by the Committee in its discretion, may be transferred to a Family Member of the option holder. In the case of a transfer pursuant to this Section 8.B., the remaining provisions of this Plan and the terms of any Award Agreement under this Plan shall continue to apply as if the optionee retained ownership of the Option. For example, the provision provided in Section 10 below that, unless otherwise provided in the Award Agreement, Options granted to an Employee that are not yet exercisable shall terminate upon termination of the Employee’s employment applies to Options held by a transferee and, therefore, any Options not yet exercisable held by a transferee terminate when the employment of the original optionee who transferred the Options is terminated. Additionally, in the case of the exercise of an Option that was transferred pursuant to this Section, the terms of any Stock Restriction Agreement executed by the optionee when the Option was granted shall apply to the Shares in the hands of the transferee and any restriction imposed on the Shares by such Stock Restriction Agreement shall be applied in the same manner as if the original optionee owned the Shares. Thus, for example, a provision in the Stock Restriction Agreement permitting the Company to purchase the Shares upon the optionee’s termination of employment or death shall apply to Shares held by the transferee when the original optionee’s employment is terminated or such original optionee dies and, therefore, upon such event the Company could purchase the Shares held by the transferee.

9.    Exercise of Options.

A.    Periods for Exercise. Each Option granted under this Plan shall be exer-cisable on such date or dates and during such period and for such number of Shares as shall be determined pursuant to the Award Agreement. An Option may not be exercised until such time as provided in the Award Agreement.

B.    Special Rules for Incentive Stock Options. If the Committee grants Options intended to qualify as Incentive Stock Options, the instruments evidencing such Options shall contain such terms and provisions relating to exercise and otherwise as may be necessary to qualify such Options as Incentive Stock Options pursuant to Section 422 of the Code and the regulations promulgated thereunder.

C.    Notice of Exercise. An option holder electing to exercise an Option: (i) shall give written notice to the Secretary of the Company or such person as may be designated by the Committee at its principal office of such election and of the number of Shares elected to be purchased; and (ii) shall at the time of exercise tender the full purchase price of the Shares to be purchased. Except as otherwise provided in Section 9.G, the Option Price, for all Options, shall be paid in cash.

D.    Prerequisites for Exercise. No Shares shall be issued upon exercise of an Option unless and until: (i) full payment has been made therefor; and (ii) the option holder has executed and delivered to the Company any Stock Restriction Agreement required to be executed pursuant to the Award Agreement as a condition to exercise.

E.    Withholding Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option to pay, in cash, to the Company the amount of any taxes that the Company is or will be required to withhold for such Shares before the certificate for such Shares is delivered pursuant to the exercise of such Option or any time thereafter. Furthermore, the Company may elect to deduct such taxes from any other amounts payable to the option holder or the transferor of the Option at the time of exercise or any time thereafter, whether such amounts are payable in cash, in Shares, or in other property. The Company shall also have the right to deduct from any amounts payable to the option holder pursuant to Section 14 of this Plan the amount of any taxes that the Company is or will be required to withhold with respect to such payment.

F.    Use of Funds. All funds received by the Company upon exercise of Options hereunder shall be used as a part of the general funds of the Company.

G.    Broker-Assisted Cashless Exercise. The Company, in its discretion, may, but shall not be obligated to, establish broker-assisted procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the Option Price to the Company. If the Company so elects to establish a broker-assisted cashless exercise program, the Company shall determine, in its sole and absolute discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the broker-assisted cashless exercise program.

H.    Reload Options. (i) Any Reload Options granted by the Committee to a participant under the Plan shall be granted concurrently with the grant of other Options under the Plan to the optionee and shall entitle such optionee to purchase for cash or Shares a number of Shares as determined below. The grant of such Reload Options shall be deemed effective in the event such optionee tenders Shares in satisfaction of the payment of the exercise price upon exercise of an Option or any tax withholding requirement incident to the exercise of such Option. The number of Reload Options shall equal (a) the number of Shares used to exercise the underlying Options and (b) the number of Shares, if any, used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of the underlying Options through the use of Shares held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option.

(ii)    Each Award Agreement for Options shall state if the Committee has authorized Reload Options with respect to the underlying Options. The Option Price per Share deliverable upon the exercise of a Reload Option shall be the fair market value of a Share as determined under Section 7.A. of this Plan on the date the grant of the Reload Option becomes effective. Each Reload Option is fully exercisable six months from the effective date of the Reload Option. The terms of each Reload Option shall be equal to the remaining option term of the underlying Option; provided, however, that in no event shall any employee be entitled to exercise Reload Options more than twice during any calendar year. No additional Reload Options shall be granted to optionees when Options are exercised pursuant to the terms of this Plan following termination of the optionee’s employment or provision of services the Company.

10.    Termination of Not Yet Exercisable Options Upon Termination of Employment or Services. Except as otherwise determined by the Committee in its absolute discretion and expressly provided in an Award Agreement, in the event that the employment of an Employee to whom an Option shall have been granted under this Plan shall terminate or the services being rendered to the Company by an Outside Director or a Consultant to whom an Option shall have been granted under this Plan shall terminate for any reason (including death or Disability), then, anything to the contrary herein notwithstanding, all such Options or portions of Options then held by such Employee, Outside Director or Consultant that are not yet exercisable in accordance with its terms, shall terminate on the date of the termination of employment of such Employee, or of the termination of the render-ing of services by such Outside Director or Consultant.

11.    Treatment of Exercisable Options Upon Termination of Employment or Services Other Than Due to Death or Disability. Except as otherwise determined by the Committee in its discretion and expressly provided in an Award Agreement, in the event that the employment of an Employee to whom an Option shall have been granted or the services being rendered to the Company by an Outside Director or Consultant to whom an Option shall have been granted shall terminate, other than on account of such person's death or Disability, the Option, to the extent exercisable on the date of termination, may be exercised at any time within three (3) months after the date of such termination of employment or rendering of serv-ices to the Company, but not beyond the original term of the Option. Notwithstanding the foregoing sentence to the contrary, if an Employee's employment is terminated by the Company for "Cause," or a Consultant's or Outside Director's services are terminated by the Company for "Cause," then all Options or any portion of such Options held by such Employee, Consultant or Outside Director, as the case may be, shall terminate immediately whether or not such Options are vested or exercisable at the time of such termination.

12.    Treatment of Exercisable Options Upon Termination of Employment or Services Due to Death or Disability of Option Holder. Except as otherwise determined by the Committee in its discretion and expressly provided in an Award Agreement, if an option holder dies while the option holder is an Employee of the Company or while the option holder is rendering services to the Company, then any Option, to the extent exercisable as of the date of death, may be exercised by such option holder's executor, administrator, or personal representative, or applicable legatee(s), at any time within one (1) year after the date of such option holder's death, but not beyond the original term of the Option. Except as otherwise determined by the Committee in its discretion and expressly provided in an Award Agreement, if such termination is on account of the option holder's Disability, then the Option, to the extent exercisable on the date of termination, may be exercised at any time within one (1) year after such termination date, but not beyond the original term of the Option.

13.    Form of Options. Nothing contained in the Plan or any resolution adopted or to be adopted by the Board or the stockholders of the Company, other than resolutions containing an express grant of Options, shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Committee in granting an Option. Whenever the Committee shall designate an Employee, Outside Director or Consultant for the receipt of an Option, the Chief Executive Officer of the Company, or such other person as the Committee shall appoint, shall forthwith send an Award Agreement to the Employee, Outside Director or Consultant in such form as the Committee shall approve, stating the number of Shares subject to the Option, its term, and the other provisions and conditions thereof. If the surrender of previously-issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition.

14.    Payment of "Spread" Only. Notwithstanding anything to the contrary in this Plan, if: (a) the Company receives notice from an option holder that such option holder is exercising an Option; and (b) the Company would be entitled pursuant to any Stock Restriction Agreement to purchase the Shares to be acquired by the option holder upon exercise of the Option, the Company, in its discretion, may instead pay the option holder, in the same manner set forth in such Stock Restriction Agreement, an amount equal to the purchase price designated in such Stock Restriction Agreement for the Shares to be acquired upon exercise of the Option, less the Option Price of such Shares; in which event, the option holder shall be under no obligation to pay the Option Price of such Shares and the Company shall return any Option Price paid by the option holder to the Company with respect to such Shares.

15.    Stock Appreciation Rights.

A.    Grants of SARs. The Committee may from time to time make Awards of SARs under this Plan. Upon each grant, the Committee will specify in the Award Agreement the number of Shares covered by the SARs being issued to the recipient, the period during which each SAR may be exercised and such other terms and conditions for exercise of each SAR as the Committee may determine in its discretion, including but not limited to terms and conditions requiring continued employment for specified periods and/or achievement of specified economic or financial goals. Each SAR will entitle the SAR holder to receive cash or Shares, or a combination thereof, as the Committee may determine in its discretion, in an amount equal to the excess of the value of Shares covered by the SAR on the date the SAR is exercised over the Base Value of the Shares covered by the SAR as of the date the SAR is granted. The Committee will specify in its discretion in the Award Agreement the Base Value of the Shares covered by each SAR and the manner in which the value of the Shares will be determined on the date the SAR is exercised.

B.     Effect of Termination of Employment or Services. Except as otherwise determined by the Committee in its discretion and expressly provided in the Award Agreement, in the event that the employment of an Employee to whom SARs have been granted under this Plan shall terminate or the services being rendered to the Company by an Outside Director or a Consultant to whom SARs have been granted shall terminate for any reason (including death or Disability), then any SARs not yet exercised shall be forfeited.

C.    Withholding Taxes. The Company will have the right to deduct from all payments made pursuant to the exercise of SARs or require the holder of the SARs to pay, in cash, to the Company such federal, state and local taxes as are required to be withheld by the Company in respect of exercise of such SARs before such payment of cash, Shares, or other property is made to the holder of the SARs or any time thereafter. Furthermore, the Company may elect to deduct such taxes from any other amounts payable to the holder of the SARs at the time of exercise or any time thereafter, whether such amounts are payable in cash, Shares or other property.

D.    Transferability. Except as otherwise determined by the Committee in its discretion and expressly provided in the Award Agreement, SARs may not be transferred except by will or the laws of the descent and distribution.

E.    Funding. Although the Company may, in its discretion, make such provision as it deems advisable for funding the ultimate payment of SARs, no assets of the Company will be segregated for that purpose or held in trust for the benefit of holders of SARs. It is the intention of the Plan that all SARs granted shall constitute at all times general unsecured obligations of the Company. A grant of SARs shall not constitute the holder of such SARs as the owner or holder of the number of Shares that are covered by such SARs.

16.    Restricted Stock.

A.    Grant of Restricted Stock. The Committee may from time to time cause the Company to issue, or offer for sale at such price as the Committee may determine in its discretion, Restricted Stock, subject to such restrictions, conditions and other terms as the Committee may determine in its discretion.

B.    Restrictions. At the time a grant of Restricted Stock is made, the Committee may establish a period of time (the "Restricted Period") that the recipient remain employed or continue to provide services to the Company in order for the Restricted Stock to no longer be subject to forfeiture. Each grant of Restricted Stock may be subject to a different Restricted Period. The Committee may, in its discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period that must be satisfied for the Restricted Stock to no longer be subject to forfeiture, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Except with respect to grants of Restricted Stock intended to qualify as performance based compensation for purposes of Code Section 162(m), the Committee may also, in its discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. In addition to forfeiture provisions, the Restricted Stock may be subject to such other terms, provisions and conditions (e.g., execution of a Stock Restriction Agreement) as the Committee may determine in its discretion. Restricted Stock will no longer be subject to forfeiture if the grantee's employment or services as a Consultant or Outside Director are not terminated prior to the expiration or termination of the Restricted Period and the grantee satisfies any other conditions applicable to the Restricted Stock that precludes forfeiture of such Shares. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock is no longer subject to forfeiture in accordance with this Section 16.

C.    Restricted Stock Certificates. The Company shall issue, in the name of each grantee, stock certificates with proper legends representing the total number of Shares of Restricted Stock granted to the grantee, as soon as reasonably practicable after the date of grant. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the grantee's benefit until such time as the Restricted Stock is forfeited to the Company or until the Restricted Stock is no longer subject to forfeiture. In lieu of the foregoing, Restricted Stock awarded to a grantee may be held under the grantee's name in a book entry account maintained by or on behalf of the Company.

D.    Rights of Holders of Restricted Stock. Except as otherwise determined by the Committee in its discretion either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions relating to forfeiture, holders of Restricted Stock shall not have the right to vote such Shares or the right to receive any dividends with respect to such Shares. All distributions, if any, received by an employee or consultant with respect to Restricted Stock as a result of any stock split, stock distribution, combination of Shares, or to each similar transaction shall be subject to the restrictions of this Section 16.

E.    Forfeiture of Restricted Stock. Except as otherwise determined by the Committee in its discretion, any Restricted Stock granted pursuant to the Plan shall be forfeited if the grantee's employment or services as a Consultant or Outside Director, as the case may be, with the Company are terminated for any reason, including, death or Disability prior to the expiration or termination of any Restricted Period that may pertain to such grant of Restricted Stock or if the grantee fails to satisfy any other conditions applicable to such Restricted Stock. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Stock that is forfeited to the Company and, if provided in the Award Agreement, pay to the grantee any repurchase price, if any, to be paid to the grantee for the Restricted Stock.

F.    Withholding Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to an award of Restricted Stock to pay in cash to the Company the amount of such federal, state and local taxes as required to be withheld with respect to such Restricted Stock and to withhold transfer of such Shares to such person until such payment to the Company is made. Furthermore, the Company may elect to deduct such taxes from any other amount payable to the grantee of the Restricted Stock, whether such amounts are payable in cash, Shares or other property.

17. Miscellaneous Matters.

A.    Award Provisions and Conditions. Each Award Agreement setting forth an Award shall contain such other provisions and conditions not inconsistent herewith as shall be approved by the Committee. Execution by the Employee, Outside Director, or Consultant to whom an Award is granted of said Award Agreement shall be a condition precedent to the exercise of any Award.

B.    Adjustment Upon Changes in Capitalization. In the event of: (a) changes in the amount of issued and outstanding Shares of the Company by reason of stock dividends, stock splits, reorganizations, mergers, consolidations, combinations, separations, recapitalizations, or exchanges of Shares, or similar changes to the capital structure of the Company, including, without limitation, any transaction described in Code Section 424(a); or (b) extraordinary cash dividends being declared with respect to the Shares or similar transactions, then: (i) the aggregate number and classes of Shares for which Awards may thereafter be granted shall be appropri-ately adjusted, as determined by the Committee, so as to reflect such change, and to prevent dilu-tion or enlargement of Award rights; and (ii) the Shares subject to Awards theretofore granted, the applicable purchase prices, and all other applicable provisions, shall be equi-tably adjusted by the Committee so as to prevent the dilution or enlargement of Awards already granted. For purposes of the preceding sentence, such adjustments may, but need not include, payment to the Award holder, in cash or in Shares, of an amount equal to the difference between the price at which the Award may be exercised and the then current fair market value of the Shares subject to such Award, which fair market value shall be equitably determined by the Committee. No such adjustment shall be made without the prior written consent of the holder of an Incentive Stock Option hereunder if the adjustment would constitute a "modification" of the Option pursuant to Code Section 424(h).

C.    Acceleration of Exercise of Awards in Certain Events. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control or other major restructuring event the Committee shall have the authority and power: (a) to cause any or all outstanding Awards, whether or not such Awards are by their terms fully exercisable at such time, to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such Awards; and (b) to accelerate the termination date of all such Awards. Thereafter, upon such determination, an Award holder may exercise any and all outstanding Awards (in whole or in part), and the Committee may authorize the acceptance of the surrender of the right to exercise such Award or any portion thereof, but in no event after the expiration of the term of the Award. Additionally, upon such Change in Control or other major restructuring event, the Committee may (but shall not be required to) provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of Awards so replaced. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its discretion.

D.    Conditions Upon Issuance of Shares. If any law or regulation requires the Company to take any action with respect to the Shares to be issued upon exercise of an Award, including, but not limited to, registration with any Federal or state securities agency, then, in such event, the issuance of such Shares shall be deferred until the comple-tion of such action as is required under any such law or regulation and the Committee shall have been advised by counsel for the Company that all applicable legal requirements have been complied with. If the Shares have not been registered under applicable Federal or state law, the Company, in its discretion, may require any person exer-cising an Award, as a condition to the effectiveness of such exercise, to represent in writing to the Company, in form and substance satisfactory to the Company in its discretion, that the Shares purchased shall be purchased for investment and not with a view to resale or other distribution, or any such additional representations as shall be required to secure an exemption from registration under Federal and state securi-ties laws for the issuance of such Shares. If requested by the Company in its discretion, Shares acquired from exercise of an Award shall not be sold, transferred or disposed of during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (or any similar successor provision), and the Company may impose stop-transfer instructions for Shares subject to this restriction until the end of such one hundred eighty (180) day period. The preceding sentence shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction or Form S-4 or similar forms that may be promulgated in the future.

E.    Services of Award Holder. Except as otherwise provided in the Award Agreement so long as an Award holder shall continue to be employed by, or shall continue to render services to, the Company, such holder's Award shall not be affected by change of duty or position. Military, family or sick leave approved by the Company (where such approval is consistent with applicable Federal or state law) shall not be considered the termination of employment or of the rendering of services, provided, however, that the Company, consistent with applicable Federal or state law, may impose such terms and conditions with respect to such leaves as it deems proper. Nothing in this Plan or in any notice of Award grant issued under this Plan shall confer upon any Employee, Outside Director, or Consultant any right to continue in the employ of, or any right to continue to render services to, the Company or interfere in any way with the rights of the Company to terminate at any time the employment of an Employee or the rendering of services by an Outside Director, or Consultant. Additionally, nothing in this Plan or in any Award granted pursuant to this Plan shall interfere in any way with the rights of the Board of Directors or stockholders of the Company to terminate or remove any Employee, member of the Board of Directors or Consultant pursuant to the Articles of Incorporation, Code of Regulations, or applicable law.

F.    Amendment, Suspension, or Termination of the Plan. The Board, at any time, may amend, terminate, or, from time to time, suspend this Plan; provided, however, that no such amendment shall be made, without approval of stockholders holding a majority of the outstanding Shares of the Company entitled to vote, if such amendment: (a) requires such stockholder approval, pursuant to Code Section 422 in order to continue to grant Incentive Stock Options under the Plan; (b) is a material revision to the Plan; (c) extends the effective period of this Plan; (d) causes Rule 16b-3 of the Securities and Exchange Commission to cease to be applicable to this Plan at a time when any class of equity securities of the Company is required to be registered under the Securities Exchange Act of 1934, or (e) requires stockholder approval for the exception provided in Code Section 162(m) for performance-based compensation to apply to Awards granted under the Plan at a time when any class of equity securities of the Company is required to be registered under the Securities Exchange Act of 1934. No Award may be granted during any suspension of this Plan or after this Plan has been terminated and no amendment, suspension, or termination shall, without the Award holder's consent, alter or impair any of the rights or obligations under any Award previously granted to an Award holder under this Plan.

G.    Rights of Award Holder. An Award holder shall not have any of the rights of a stockholder of the Company until such time as the Shares are issued.

H.    Changes in Governing Rules and Regulations. All references herein to the Code, or sections thereof, or to rules and regulations of the Department of the Treasury or of the Securities and Exchange Commission shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted, or superseded.

I.    Effective Date and Duration of Plan for Incentive Stock Options. This Plan shall become effective upon its adoption by the Board and the stockholders of the Company. No Incentive Stock Options may be granted under this Plan subsequent to ten years from the date on which the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier, although the terms of any Options granted under this Plan prior to that date may be amended at any time prior to the expiration of the Option in accordance with its terms.

J.    Excise Tax. Unless otherwise provided in any agreement between the grantee and the Company, if any payment or right accruing to a grantee under this Plan (without the application of this Section 17.J, either alone or together with other payments or rights accruing to the grantee from the Company ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the grantee, and such determination shall be conclusive and binding on the grantee. The grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 17.J shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

K.     Governing Law. This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Nevada (other than its law respecting choice of law).